National Life Insurance Company

                                Power of Attorney

The undersigned hereby appoints Thomas H. MacLeay, Mehran Assadi and Kerry A. Jung, or either of them, his attorney-in-fact to execute in his name, and on his behalf,

     (1) the VariTrak variable universal life registration statement on Form N-6 and all amendments thereto,

     (2) the Sentinel Estate Provider survivorship variable universal life registration statement on Form N-6 and all amendments thereto,

     (3) the Sentinel Benefit Provider variable universal life (coli) registration statement on Form N-6 and all amendments thereto, and

     (4) the Sentinel Advantage variable annuity registration statement on Form N-4 and all amendments thereto,

to be filed by National Life Insurance Company under the Securities Act of 1933.



     Date: 5/10/07                       /s/ David R. Coates
           _______                       ___________________

                                         David R. Coates